UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2010

Titanium Asset Management Corp.
 (Exact name of registrant as specified in its charter)

Delaware	000-53352	20-8444031
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 E. Wisconsin Avenue, Milwaukee, Wisconsin	53202-5310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 765-1980

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2010, Yehoshua (Shuky) Abramovich resigned from the Board of Directors of Titanium Asset Management Corp. (the “Company”). Mr. Abramovich resigned in connection with a change in his employment, and not as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Abramovich had been elected by Clal Finance Ltd. (“Clal”) pursuant to its exclusive right at any time to vote as a separate class and elect up to six individuals to serve on the Company’s Board of Directors. After the resignation by Mr. Abramovich, Clal has four Clal elected individuals serving on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM ASSET MANAGEMENT CORP.

Date: January 12, 2010	By:	/s/ Larry Haslee
Name: Larry Haslee
Title: Chief Financial Officer